                                  LAND SALE CONTRACT

DATED AS OF:  May 1, 1996

BETWEEN:      HEALTHFIRST MEDICAL GROUP, P.C.
              265 North Broadway
              Portland, OR  97227                                    ("Seller")

AND:          HEALTHFIRST PROPERTIES, L.L.C
              265 North Broadway
              Portland, OR 97227                                  ("Purchaser")

         Seller owns the real properties legally described on the attached Exhibit A (the "Broadway Property"), Exhibit B (the "Westside Property") and Exhibit C (The "Tualatin Property") (individually a "Property" and collectively, the "Properties").

         Seller desires to sell the Properties to Purchaser and Purchaser desires to buy the Properties from Seller for the price and on the terms and conditions set forth in this Contract of Sale (the "Contract").

         Seller and Purchaser also contemplate that, upon Purchaser's purchase of the Properties, purchaser shall immediately lease the Properties to Seller.

SECTION 1     PURCHASE PRICE: PAYMENT

    1.1  TOTAL PURCHASE PRICE

         Purchaser promises to pay Seller as the total Purchase Price for the Properties the sum of $12,550,000 (the "Purchase Price"), which shall be allocated $2,550,000 to the Broadway Property, $3,550,000 to the Westside Property, and $6,450,000 to the Tualatin Property.

    1.2  PAYMENT OF PURCHASE PRICE

         The Purchase Price shall be paid as follows:

         1.2.1 Purchaser shall pay not later than thirty (30) days following the Closing Date (hereinafter defined) a sum equal to the initial capital contributions made by Purchaser's members on or before such date as a down payment toward the Purchase Price (the "Down Payment Amount"), which shall be allocated twenty percent (20%) to the Broadway Property, twenty-eight percent (28%) to the Westside Property, and fifty-two percent (52%) to the Tualatin Property.

         1.2.2 Interest on the remaining principal balance shall accrue at the rate of eight (8) percent (8%) per annum from the


LAND SALE CONTRACT

Closing Date until paid in full. The unpaid balance of the Purchase Price shall be paid in equal principal and interest installments based on a twenty (20) year amortization period, with the first installment due on June 1, 1996 and with subsequent installments due on the first day of each month thereafter through and including the Maturity Date (hereinafter defined). Unless otherwise directed by Purchaser in writing, Seller shall apply all installments ratably to the amount owing as the purchase price for the Broadway Property, Westside Property and Tualatin Property in the percentages set forth in Section 1.2.1.


         1.2.3 The Purchase Price and all accrued but unpaid interest shall be paid in full on or before April 30, 2016.

         1.2.4 Upon closing of the transaction contemplated hereby, Purchaser shall lease to Seller and Seller shall lease from Purchaser the Properties, pursuant to leases substantially in the form of the lease attached hereto as Exhibit D (collectively, the "Leases"). The Leases shall take effect and the Lease terms shall commence on May 1, 1996.

    1.3  PREPAYMENTS

         Purchaser may prepay all or any portion of the unpaid principal at any time without penalty.

    1.4  PLACE OF PAYMENTS

         All payments to Seller shall be made to Seller at the address of Seller shown above or to such other place or person as Seller may designate by written notice to Purchaser.

    1.5  LATE CHARGE

         If any payment required under this Contract is not received by Seller within fifteen (15) days of the date on which such payment is due, Purchaser shall pay to Seller on demand a late charge in an amount equal to five percent (5%) of the overdue payment. Seller and Purchaser agree that the late charge is intended to be a reasonable approximation of actual damages incurred by such overdue payment, which damages are difficult to estimate.

    1.6 SENIOR ENCUMBRANCES. Purchaser acknowledges that the Properties are subject to the terms of those encumbrances set forth on the attached Exhibit E (the "Senior Encumbrances"). This Contract wraps around, and includes in the Purchase Price, the unpaid balance of the Senior Encumbrances. Although this Contract is subject to the Senior Encumbrances, Purchaser has not assumed payment of the Senior Encumbrances. So long as Purchaser is not in default hereunder, Seller agrees to pay all installments of principal and interest due under the Senior Encumbrances as and


LAND SALE CONTRACT                     2
when the same become due and payable. In the event that Seller fails to make any payments on the Senior Encumbrances, then Purchaser shall have the right and option (but not the obligation) to make such payments on behalf of Seller, and an amount equal to all of such sums paid by Purchaser on the Senior Encumbrances shall be credited against the next maturing installment(s) of principal and interest to become due hereunder. Subject to the Leases, Purchaser shall comply with the provisions of the instruments evidencing and securing payment of the Senior Encumbrances that pertain to the use, ownership and operation of the Properties and shall not act or fail to act in any manner that would constitute a breach of such instruments. At such time as the Purchase Price for the Properties or that portion thereof allocated to an individual Property (subject to the requirements of section 1.2.2) is paid in full, Seller shall cause the Senior Encumbrances relating to the Property or Properties, as applicable, to be paid and released of record.

SECTION 2     TAXES AND LIENS

    2.1  OBLIGATION TO PAY

         All real property taxes and all governmental charges or other assessments levied against the Properties for the current tax year shall be prorated between Seller and Purchaser as of the Closing Date. Subject to the terms of the Leases, Purchaser shall be responsible for paying when due all taxes and assessments which are levied against the Properties after the Closing Date. If any transfer, excise or similar documentary tax is imposed as a result of this transaction, it shall be borne equally by the parties.

    2.2  RIGHT TO CONTEST

         If Purchaser objects in good faith to the validity or amount of any tax, assessment, or lien, Purchaser, at Purchaser's sole expense, may contest the validity or amount of the tax, assessment, or lien, provided that Seller's security interest in the Properties is not jeopardized thereby. Purchaser shall otherwise keep the Properties free from all liens which may be lawfully imposed upon the Properties after the Closing Date, other than the lien of current taxes not yet due and payable.

    2.3  TAX STATEMENTS

         Subject to the terms of the Leases, Purchaser shall provide Seller with written evidence that all taxes and assessments have been paid when due, within thirty (30) days after each required payment of taxes and assessments. Purchaser shall have the right to pay any taxes or assessments in accordance with any legally permitted installment method. Taxes are to be paid on an annual basis.


LAND SALE CONTRACT                     3

    2.4  PAYMENTS TO THIRD PARTIES

         In the event Purchaser fails to pay, when due, any amounts to be paid by Purchaser to third parties under this contract, or any other instrument affecting the Properties, Seller may pay any or all such amounts. If Seller makes any such payments, the amounts so paid shall be immediately due and payable from Purchaser. Until paid by Purchaser, such amounts shall be secured by this Contract and shall bear interest at the rate set forth in Section 1.2.2.

SECTION 3     CLOSING

         This transaction shall close on May 1, 1996 in escrow at the offices of Fidelity Title Insurance Company in Portland, Oregon (the "Title Company"). As used in this Contract, the "Closing Date" means the date on which the Down Payment is disbursed to Seller.

    3.2  TITLE DEFECTS

         In the event that Seller's interest in the Properties is subject to any liens or encumbrances other than those which are set forth in Exhibit F attached hereto (the "Permitted Exceptions") and Seller is unable to remove such liens or encumbrances prior to the Closing Date, Purchaser may elect to (i) cancel this Contract or (ii) waive the title defects.

    3.3  RESPONSIBILITY OF PARTIES

         At closing Purchaser shall deliver to Seller verifiable funds in the amount of the Down Payment Amount, and Seller shall deliver to Purchaser a commitment for the issuance of 3 standard purchaser's policies of title insurance as described in Section 7 (the "Title Policies"). Seller and Purchaser further agree to execute any and all additional documents and take such further steps as may be necessary to effect the transaction described in this Contract.

    3.4  PRORATES AND CLOSING COSTS

         Except as otherwise provided in this Contract or the Leases, all items to be prorated shall be prorated as of the Closing Date. Seller shall pay one-half of the title insurance premium and one-half of any escrow fees. Purchaser shall pay the recording fees for recording this Contract or a memorandum thereof, the recording fees for recording the Leases or a memorandum thereof, one-half of the title insurance premium and one-half of any escrow fees.


LAND SALE CONTRACT                     4

SECTION 4     POSSESSION: INDEMNIFICATION

    4.1  POSSESSION

         Subject to the terms of the Leases, Purchaser shall be entitled to possession of the Properties from and after the Closing Date.

    4.2  PURCHASER'S INDEMNIFICATION

         Subject to the terms of the Leases, Purchaser agrees to defend, indemnify and hold Seller harmless from any claim, loss or liability arising out of Purchaser's possession or use of the Properties or conduct with respect to the Properties after the Closing Date. In the event that any litigation or proceeding is brought against Seller arising out of or in any way connected with any of the above events or claims, Purchaser, upon written request from Seller, agrees to vigorously resist and defend such actions or proceedings through legal counsel reasonably satisfactory to Seller.

    4.3  SELLER'S INDEMNIFICATION

         Seller agrees to defend, indemnify and hold Purchaser harmless from any claim, loss or liability arising out of Seller's possession or use of the Properties or conduct with respect to the Properties prior to the Closing Date. In the event that any litigation or proceeding is brought against Purchaser arising out of or in any way connected with any of the above events or claims, Seller, upon written notice from Purchaser, agrees to vigorously resist and defend such actions or proceedings through legal counsel reasonably satisfactory to Purchaser.

SECTION 5     MAINTENANCE

         Subject to the terms of the Leases, commencing on the Closing Date and continuing thereafter at all times during the term of this Contract, Purchaser shall do the following:

    5.1  MAINTENANCE OF PROPERTIES

         Purchaser shall not commit or suffer any waste of the Properties and shall maintain the Properties in good condition.

    5.2  MAINTENANCE OF IMPROVEMENTS

         Purchaser shall keep all buildings, other improvements, and landscaping now existing or which shall be placed on the Properties in good condition and repair and shall not permit any waste or removal of any improvements, or make any alterations which reduce the value of the Properties for security purposes without

LAND SALE CONTRACT                     5
the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

    5.3  COMPLIANCE WITH LAWS

         Purchaser shall promptly comply with all laws, ordinances, regulations, directives, rules, and other requirements of all governmental authorities applicable to the use, possession, ownership or occupancy of the Properties, and in this connection promptly make all required repairs, alterations, and additions. Purchaser may contest in good faith any requirement and withhold compliance during any proceeding, including appropriate appeals, so long as Seller's interest in the Properties is not jeopardized thereby.

SECTION 6     INSURANCE

         Subject to the terms of the Leases, the following insurance provisions shall apply:

    6.1 PROPERTY DAMAGE INSURANCE

         Purchaser shall procure and maintain policies of fire insurance with standard extended coverage endorsements covering losses due to fire, explosions, winds, and storms, covering on a replacement cost basis all improvements on the Properties in an amount sufficient to avoid application of any coinsurance clause and with loss payable to Seller and Purchaser as their respective interests may appear. Purchaser shall deliver to Seller certificates of coverage from each insurer containing a stipulation that coverage will not be canceled or diminished without a minimum of ten (10) days written notice to Seller. In the event of loss, Purchaser shall promptly give written notice to Seller. In the event that Purchaser fails to make proof of loss within fifteen
(15) days of a casualty, Seller may make such proof of loss.

    6.2  APPLICATION OF PROCEEDS

         All insurance proceeds shall be paid to and held by Seller. Any insurance proceeds received by Seller, less any costs of collecting the same, shall be made available to Purchaser to be used to restore or replace the damaged Property. Any proceeds paid to Seller which have not been paid out by Seller within one hundred twenty (120) days after their receipt, or which Purchaser has not committed to the repair or restoration of the damaged Property within such period, shall be applied to the indebtedness evidenced by this Contract.

    6.3  LIABILITY INSURANCE

         During the term of this Contract, Purchaser shall maintain public liability and property damage insurance with

LAND SALE CONTRACT                     6
combined limits of not less than $2,000,000.00. Such insurance shall cover all risks arising directly or indirectly out of Purchaser's activities on or any condition of the Properties, and shall protect Seller and Purchaser against claims of third persons. Purchaser shall deliver to Seller certificates of coverage from each insurer containing a stipulation that coverage will not be canceled or diminished without a minimum of ten (10) days written notice to Seller.

SECTION 7     TITLE INSURANCE

         Seller shall furnish, at an expense to be equally shared by the parties, three (3) standard coverage purchaser's title insurance policies, in the amount of the Purchase Price allocated to each Property, within ten (10) days from the Closing Date, insuring Purchaser against loss or damage sustained by Purchaser by reason of liens or encumbrances affecting the Properties, excepting the Permitted Exceptions, the lien of this Contract and those liens or encumbrances created or suffered against the Properties by Purchaser.


SECTION 8     EMINENT DOMAIN

         If all or any portion of the Properties is condemned or otherwise taken for public use, the proceeds of the condemnation award shall be paid to Purchaser if required by the Lease or otherwise to Seller, and Purchaser or Seller, as applicable, shall apply such proceeds to the following accounts in order: accrued but unpaid interest on the Purchase Price; and the unpaid balance of the Purchase Price. The remaining proceeds, if any, shall be paid to Purchaser.

SECTION 9     DEED

         Upon full payment of the Purchase Price for the Properties or that portion thereof allocated to an individual Property (subject to the requirements of section 1.2.2), Seller shall deliver to Purchaser a statutory special warranty deed or deeds (individually a "Deed" and collectively, the "Deeds") conveying the Property or Properties, as applicable, to Purchaser, subject only to the Permitted Exceptions and those liens or encumbrances placed or suffered against the Property or Properties, as applicable, by Purchaser.


LAND SALE CONTRACT                     7

SECTION 10    DEFAULT

    10.1 EVENTS OF DEFAULT

         Time is of the essence of this Contract. A default shall occur if:

         10.1.1 Purchaser fails to make any payment required by this Contract within fifteen (15) days after the date on which such payment is due.

         10.1.2 Purchaser fails to perform any other obligation contained in this Contract within thirty (30) days after written notice of the default or, if the default cannot be cured within thirty (30) days, failure within such time to commence and pursue curative action with reasonable diligence.

         10.1.3 Purchaser commences a voluntary case under the federal bankruptcy laws or under other federal or state law relating to insolvency or debtor's relief; a decree or order for relief against Purchaser in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief is entered; or an assignment for the benefit of creditors by Purchaser occurs.

         10.1.4 Purchaser transfers or attempts to transfer, assign or convey Purchaser's interest in this Contract or in the Properties without Seller's prior written approval.

    10.2 REMEDIES ON DEFAULT

         In the event of a default, Seller may take any one or more of the following steps:

         10.2.1 Declare the entire balance of the Purchase Price, and accrued interest, and any other amounts due to Seller from Purchaser pursuant to this Contract immediately due an payable;

         10.2.2  Foreclose this Contract by suit in equity;

         10.2.3 Specifically enforce the terms of this Contract by suit in equity;

         10.2.4 After complying with the notice requirements and right to cure the default contained in ORS 93.905 to 93.945, Seller may declare this Contract forfeited and retain the amount of the payments previously made under this Contract. Upon recordation of the affidavit required by Oregon law, this Contract and the Leases shall be extinguished and canceled, and Purchaser shall have no further right, title, or interest in or to the real property or to any return or compensation for payments previously made under this Contract, as though this Contract, the Leases and such payments had never been made. In such event, Purchaser agrees to surrender the


LAND SALE CONTRACT                     8

Properties to Seller. If Purchaser fails to do so, Seller may elect to treat Purchaser as a tenant holding over unlawfully after the expiration of a lease, and Purchaser may be ousted and removed as such, without affecting Seller's right to pursue other rights and remedies contained in this Contract or permitted by law.

SECTION 11    CONDITION OF PROPERTY

         Purchaser accepts the Properties, AS IS, without any representations or warranties, express or implied, unless they are expressly set forth herein.

SECTION 12    MISCELLANEOUS PROVISIONS

    12.1 WAIVER

         Failure of Seller at any time to require performance of any provision of this Contract shall not limit Seller's right to subsequently enforce the provision, nor shall any waiver by Seller of any breach of any provision of this Contract be a waiver of any succeeding breach of that provision or a waiver of that provision itself or any other provision.

    12.2 SUCCESSOR INTERESTS

         This Contract shall be binding upon and inure to the benefit of the parties, their successors, and assigns. Purchaser shall not assign, subcontract, or otherwise transfer, voluntarily or involuntarily, any interest of Purchaser in this Contract or the Properties without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

    12.3 PRIOR AGREEMENTS

         This document is the entire, final, and complete agreement of the parties pertaining to the sale and purchase of the Properties, and supersedes and replaces all prior or existing written and oral agreements (with the exception of the existing earnest money agreement and addendum thereto) between the parties or their representatives relating to the Properties.

    12.4 SEVERABILITY

         If any term or provision of this Contract or the application thereof to any person or circumstance shall to any extent by invalid or unenforceable, the remainder of this Contract and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term or provision of this Contract shall be valid and enforceable to the fullest extent permitted by law.


LAND SALE CONTRACT                     9

    12.5 NOTICES


         Any notice required, permitted, or otherwise given pursuant to this contract shall be in writing and shall he effective when actually delivered in person or three days after deposit in the U.S. Mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Contract or such other address as either party may designate by written notice to the other.

    12.6 APPLICABLE LAW

         This Contract has been entered into in Oregon and the Properties are located in Oregon. The parties agree that the laws of the State of Oregon shall be utilized in construing the Contract and enforcing the rights and remedies of the parties.

    12.7 COSTS AND ATTORNEYS' FEES

         In the event Seller or Purchaser shall take any action, judicial or otherwise, to enforce or interpret any of the terms of this Contract, the prevailing party shall be entitled to recover from the other party all expenses which it may reasonably incur in taking such action, including but not limited to costs incurred in searching records, the costs of title reports and surveyors reports, and attorneys' fees, whether incurred in a suit or action or appeal or review from a judgment or decree therein or in connection with nonjudicial action, in addition to all other sums provided by law.

    12.8 SURVIVAL OF COVENANTS

         Any covenants the full performance of which is not required prior to the final payment of the Purchase Price shall survive the closing and be fully enforceable thereafter in accordance with their terms.

    12.9 AMENDMENT

         This Contract may not be modified or amended except by the written agreement of the parties. No modification or amendment or attempted waiver of any provision of this Contract shall be binding unless in writing and signed by the party to be bound.

    12.10  STATUTORY DISCLAIMER

         THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY


LAND SALE CONTRACT                     10

APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

         IN WITNESS WHEREOF, the parties have caused this Contract to be executed in duplicate as of the day and year first above written.

         Seller:                            HEALTHFIRST MEDICAL GROUP, P.C.

                                            By:   /s/ Matthew Shelley, M.D.
                                                 ---------------------------
                                            Its:  President
                                                 ---------------------------

         Purchaser:                         HEALTHFIRST PROPERTIES, L.L.C.

                                            By:   /s/ Russell A. Dow, M.D.
                                                 ---------------------------
                                            Its:  Manager
                                                 ---------------------------


LAND SALE CONTRACT                     11

                                      EXHIBIT A

                                  Broadway Property

Lots 1 through 12, Block 17, ELIZABETH IRVING'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

EXCEPTING THEREFROM all that portion of Lots 6 and 7 annexed by said City of Portland for widening of North Broadway.

                                      EXHIBIT B

                                  Westside Property

PARCEL I:

Lot 8 and that portion of Lot 9, QUADRANT EAST, Washington County, Oregon, described as follows:

BEGINNING at the Southeast corner of said Lot 9 and running thence North 64 DEGREES 36'00" West on the South line of said Lot 9, a distance of 266.00 feet to a point on the East line of Tract "E" said plat; thence on East and North side of said Tract "E", the following courses: North 20 DEGREES 35'43" East, a distance of 30.00 feet; thence North 69 DEGREES 24'17" West, distance of 30.00 feet to a point on the West line of said Lot 9; thence North 20 DEGREES 35'43" East on the West line of said Lot 9, a distance of 127.36 feet to a point on the proposed South right-of-way line of U.S. Highway 26; thence South 60 DEGREES 21'00" East on said South right-of-way line, a distance of
209.19 feet to an angle point; thence South 51 DEGREES 49'09" East, a distance of 44.10 feet to the intersection point with the East line of said Lot 9; thence South 01 DEGREES 23'46" West on said East lot line, a distance of 141.25 feet to the point of beginning.

PARCEL II:

Lot 10, QUADRANT EAST, Washington County, Oregon.

EXCEPTING THEREFROM that portion conveyed to the State of Oregon by and through its Department of Transportation, Highway Division, recorded March 28, 1990, Recorder's Fee No. 90 14985.

                                      EXHIBIT  C

                                  Tualatin Property

PARCEL I:

A portion of that certain tract deeded to John J. Hinderman and Aimee Hinderman as described in deed of record in Book 184, at Page 511, Washington County, Oregon Deed Records, said portion being more particularly described as follows:

BEGINNING at a point on the East line of Section 24, Township 2 South, Range 1 West of the Willamette Meridian, in Washington County, Oregon, the same being the East line of Lot 1, TUALATIN GARDENS, 440.8 feet North of the Southeast corner of said Lot 1, and 440.8 feet North of the Southeast corner of Section 24; thence West 50 feet to an iron pipe at the Southwest corner of a tract of land conveyed by deed to Washington County, Oregon, as recorded on Page 331 of Volume 152, Deed Records of Washington
County, Oregon; thence North parallel with and 50 feet distant West from the East line of said Lot 1, a distance of 71.8 feet to an iron pipe; thence South 89 DEGREES 8' West parallel with the South line of said Section 24, 412 feet to a point marked by an iron pipe; thence South parallel with the East line of said Section 24, 175 feet to a point; thence North 8908' East 462 feet to the East line of said Section 24; thence North along the East line of said Section 24, to the point of beginning.

EXCEPTING THEREFROM that portion conveyed to the City of Tualatin by document recorded June 20, 1973, in Book 931, Page 215.

PARCEL II:

BEGINNING at an iron rod on the West line of that certain tract of land conveyed to Washington County by deed recorded in Book 152, Page 331, Washington County Deed Records, which iron rod is North 440.8 feet, West 50.0 feet, and North 171.8 feet from the Southeast corner of Section 24, Township 2 South, Range 1 West of the Willamette Meridian, and is also North 171.8 feet from the Southwest corner of the said Washington County tract, and running thence South 89 DEGREES 08' West parallel to the North line of that certain tract of land conveyed to Perry B. Foster, Jr. and Dorothy M. Foster, husband and wife, by deed recorded in Book 311, Page 232, said Deed Records, a distance of 412.0 feet to an iron rod; thence South on the West line of the said Foster tract, 100.0 feet, more or less, to the Northwest corner of that certain tract of land conveyed to Henry E. Bursaw and Harriet G. Bursaw, by deed recorded in Book 491, Page 266, said Deed Records; thence North 89 DEGREES 08' East along the North line of said Bursaw tract, 412.0 feet to an iron pipe at the most Northerly Northeast corner of the said Bursaw tract, and from which pipe the Southwest corner of the aforesaid Washington County tract bears South 71.8 feet; thence North along the West line of the said Washington County tract, 100.0 feet to the point of beginning.

EXCEPTING THEREFROM that portion conveyed to the City of Tualatin by document recorded June 20, 1973, in Book 931, Page 215.

PARCEL III:

BEGINNING at an iron pipe at the Southeast corner of Section 24, Township 2 South, Range 1 West of the Willamette Meridian, in the County of Washington and State of Oregon, said beginning point being the Southeast corner of Lot 1 of TUALATIN GARDENS, as shown on the duly recorded map and plat thereof, in the County of Washington and State of Oregon, said beginning point being the Southeast corner of that certain 14-acre tract of land conveyed by deed to
F. H. and LaDessa Hocken, as recorded at Page 332 of Volume 159 of Washington County Record of Deeds, and running thence from said point of beginning North along the East line of said Section 24 and the East line of the said Hocken tract, 440.8 feet to the Southeast corner of that certain 0.579-acre tract of land conveyed by deed to Washington County, Oregon, as recorded at Page 331 of Volume 152, Deed Records for said county; thence West 50.0 feet to an iron pipe at the Southwest corner of the said Washington County tract; thence North parallel with and 50 feet distant West from East line of said Lot 1, a distance of 71.8 feet to an iron pipe; thence South 89 DEGREES 08' West parallel with the South line of the said Hocken tract, 412.0 feet to an iron pipe on the West line thereof; thence South along the West line of the said Hocken tract,
513.4 feet to the Southwest corner thereof; thence North 89o08' East along the South line of the said Hocken tract, a distance of 462.0 feet to the place of beginning.

EXCEPTING THEREFROM that portion thereof described in contract to Henry E. Bursaw and Harriet G. Bursaw, recorded in Volume 450, Page 547, Deed Records of said county.

AND FURTHER EXCEPTING THEREFROM those portions conveyed to the City of Tualatin by documents recorded June 22, 1995 as Fee Nos. 95042799 and 95042800.

                   EXHIBIT D
                  ----------

                 MEDICAL OFFICE LEASE
               ----------------------

BETWEEN: HealthFirst Properties, L.L.C., whose address is 265 N. Broadway, Portland, OR 97227
              ("Landlord");

AND: HealthFirst Medical Group, P.C. whose address is 265 N. Broadway, Portland, OR 97227
              ("Tenant").

DATED AS OF:  May 1, 1996

  Landlord hereby leases to Tenant the real property legally described in the attached Exhibit A, together with all improvements thereon, on the terms and conditions stated below:

SECTION 1:  OCCUPANCY

  1.1 TERM. The term of this lease shall commence on the date of this Agreement set forth above (the "Commencement Date") and shall expire on April 30, 2016, unless sooner terminated pursuant to the provisions hereof.

  1.2 POSSESSION. Tenant's right to possession and obligations under the lease shall commence on the Commencement Date.

SECTION 2:  RENT

  2.1 BASIC RENT. Beginning on the Commencement Date, Tenant
shall pay basic rent to Landlord of $   per month. Rent
shall be adjusted annually based on the annual change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, for Portland-Vancouver (1977=100) or any other successor or substitute index selected by Landlord, with a cumulative maximum yearly increase of three percent (3%), such that the rent for any lease year shall not exceed the amount set forth on the attached Exhibit B. At no time shall basic rent be less than the basic rent for the previous lease year. Basic rent shall be payable on the first day of each month in advance at such place as may be designated by Landlord.

  2.2 ADDITIONAL RENT. All taxes, insurance costs, utility charges, repairs and maintenance and any other sum which Tenant is required to pay to Landlord or third parties shall be additional rent.

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

  2.3 LATE CHARGE. If any portion of the basic rent remains unpaid for ten
(10) or more calendar days after the date on which such amount is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such delinquent payment. Tenant agrees that such amount is a reasonable estimate of Landlord's collection and administrative expenses.

SECTION 3.  USE OF THE PREMISES

  3.1 PERMITTED USE. The premises shall be used for medical office purposes and uses related thereto, but for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

  3.2 RESTRICTIONS ON USE. In connection with its use of the premises, Tenant shall, subject to Section 4.1:

  (a) Conform to all applicable laws and regulations of any public authority affecting the premises and correct at Tenant's own expense any failure of compliance created through Tenant's fault or by reason of Tenant's use.

  (b) Refrain from any use which would be reasonably offensive to other tenants or owners or users of neighboring premises or which would tend to create a nuisance or damage the reputation of the premises.

SECTION 4:  REPAIRS AND MAINTENANCE

  4.1 LANDLORD'S OBLIGATIONS. The premises are being leased in an "as is" condition and Landlord shall not be liable for repairs or maintenance of the premises or other charges, except for replacement and maintenance of the roof, exterior walls (excluding painting), bearing walls, structural members and foundation.

  4.2 TENANT'S OBLIGATIONS. All repairs and maintenance to the premises not otherwise the responsibility of Landlord pursuant to section 4.1 shall be the responsibility of the Tenant including, but not limited to, the following:

  (a) Repair of sidewalks, driveways, curbs and parking areas.

  (b) Repair and maintenance of water, sewage, gas and electrical services.

  (c) Repair of the heating and air conditioning system, including ordinary maintenance.

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

  (d) Repair of interior walls, ceilings, doors and windows and related hardware, light fixtures, switches, and wiring and plumbing.

  (e) Maintain the exterior and interior of the premises in good condition.

  (f) Any repairs (including those for which Landlord would otherwise be responsible pursuant to section
      4.1) necessitated by the negligence of Tenant, its agents, employees, and invitees.

  (g) Any repairs or alterations required under Tenant's obligation to comply with laws and regulations as set forth in 4.2(a) above.

  4.3 REIMBURSEMENT FOR REPAIRS ASSUMED. If Tenant fails or refuses to make repairs which are required by this Section 4, the Landlord may make the repairs and charge the actual costs of repairs to Tenant. Such expenditures by Landlord shall be reimbursed by Tenant on demand together with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Landlord. Except in an emergency creating an immediate risk of personal injury or property damage, Landlord shall not perform repairs which are the obligation of Tenant and charge the Tenant for the resulting expense unless at least fifteen (15) days before work is commenced Tenant is given notice in writing outlining with reasonable particularity the repairs required, and Tenant fails within that time to initiate such repairs in good faith.

  4.4 INSPECTION OF PREMISES. Landlord shall have the right to inspect the premises at any reasonable time after reasonable notice to Tenant, to determine the necessity of repairs and/or maintenance.

SECTION 5:  ALTERATIONS
  5.1 ALTERATIONS PROHIBITED. Tenant shall make no improvements or alterations on the premises of any kind without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed.

  5.2 OWNERSHIP OF ALTERATIONS.   All improvements and alterations
performed on the premises by either Landlord or Tenant shall be the property of Landlord when installed unless the applicable Landlord's consent provides otherwise.

SECTION 6:   FIRE INSURANCE

  6.1 INSURANCE REQUIRED. Tenant shall keep the premises, including all buildings, other improvements and landscape, insured at Tenant's expense against fire and other risks covered by a

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

standard fire insurance policy with an endorsement for extended coverage. The policy shall be written for the full insurable value, with loss payable to Landlord, and the policy or a certificate of insurance shall be delivered to Landlord and shall contain a stipulation providing that coverage will not be canceled or diminished without a minimum of thirty (30) days written notice to Landlord. Tenant shall bear the expense of any insurance insuring the property of Tenant on the premises.

  6.2 WAIVER OF SUBROGATION. So long as Tenant maintains the insurance required by section 6.1, Tenant shall not be liable to Landlord and Landlord shall in no event be liable to Tenant for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, and in the event of insured loss neither party's insurance company shall have a subrogated claim against the other.

SECTION 7:   TAXES AND UTILITIES

  7.1 REAL PROPERTY TAXES. Tenant shall pay all real property taxes levied against the premises within ten (10) days after receipt of notice from Landlord of the total amount of the tax due.

  7.2 PERSONAL PROPERTY TAXES. Tenant shall pay as due all taxes on its personal property located on the premises.

  7.3 SPECIAL ASSESSMENTS. If an assessment for a public improvement is made against the premises, the assessment shall be paid by Tenant, who may elect to cause such assessment to be paid in any legally-permitted installments. Tenant shall only be obligated to pay such installments arising during the term of this lease.

  7.4 CONTEST OF TAXES. Tenant shall be permitted to contest the amount of any tax so long as such contest is conducted in a manner which does not cause any risk that Landlord's interest in the leased premises will be foreclosed for nonpayment. Landlord, at no cost to Landlord, shall cooperate in any reasonable manner with such contest by Tenant.

  7.5 PRORATION OF TAXES. Tenant's share of real property taxes for the year in which this lease commences or terminates shall be prorated based upon the portion of the tax year that this lease is in effect.

  7.6 UTILITY CHARGES. Tenant shall pay when due all charges for electricity, gas, water, sanitary and storm sewage, garbage removal, telephone service and any other utilities of any kind furnished to the premises.

SECTION 8:   DAMAGE AND DESTRUCTION

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  8.1 PARTIAL DAMAGE. If the premises are partly damaged and paragraph 8.2 below does not apply, the premises shall be repaired by Landlord to the condition existing prior to the damage up to, but not to exceed, the amount of available insurance proceeds (less Landlord's reasonable expenses to obtain such proceeds). Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from matters beyond the control of Landlord. All repairs shall be done by Landlord in such a way as to interfere as little as reasonably possible with the use of the premises by Tenant.

  8.2 DESTRUCTION. If the premises are destroyed or damaged such that the cost of repair exceeds fifty (50) percent of the value of the structure before the damage, either party may elect to terminate the lease as of the date of the damage or destruction by notice given to the other in writing not more than forty-five (45) days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term. If neither party elects to terminate, Landlord shall proceed to restore the premises to substantially the same form as prior to the damage or destruction up to, but not to exceed, the amount of available insurance proceeds (less Landlord's reasonable expenses to obtain such proceeds). Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages due to causes beyond the control of Landlord.

  8.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage to the extent the premises are untenantable. Tenant shall have no claim against Landlord for any inconvenience resulting from Landlord's activities performed in conformance with the requirement of this section.

SECTION 9:   EMINENT DOMAIN

  9.1 PARTIAL TAKING. If a portion of the premises is condemned and paragraph 9.2 does not apply the lease shall continue on the following terms:

     (a) Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

     (b) Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation up to, but not to exceed, the amount of the condemnation award (less Landlord's

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

     reasonable expenses to obtain such award). Work shall proceed without interruption except for work stoppages due to causes beyond the control of Landlord.

     (c) After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the premises as an economic unit on account of the partial taking. If the parties are unable to agree upon the amount of the reduction of rent, the amount shall be determined by arbitration in the manner as is provided in Section 17.

  9.2 TOTAL TAKING. If a condemning authority takes all of the premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was then making of the premises, as reasonably determined by Landlord, the lease shall terminate as of the date the title vests in the condemning authority. Such termination shall have the same effect as a termination under paragraph 9.1(a) above.

  9.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 9 as a taking by condemnation.

  9.4 NOTICE OF ACTION. If either party receives notice of a condemnation proceeding or a threat or probability thereof or of any action in lieu thereof, such party shall promptly provide a copy of such notice to the other party.

SECTION 10:  LIABILITY AND INDEMNITY

  10.1 LIENS.

     (a) Except with respect to activities for which Landlord may be responsible, Tenant shall pay as due all claims for work done on and for services rendered or material furnished to the premises and shall keep the premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of twelve percent (12%) per annum from the date expended by Landlord and shall be payable on demand. Such action by Landlord shall not constitute a waver of any right or

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

     remedy which Landlord may have on account of Tenant's default.

     (b) Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, so long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within ten
         (10) days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

  10.2 INDEMNIFICATION. Tenant shall indemnify and defend Landlord from any claim, loss, or liability arising out of or related to any activity of Tenant on the premises or any condition of the premises in the possession or under the control of Tenant. Landlord shall have no liability to Tenant for any loss or damage caused by third parties or by any condition of the premises.

  10.3 LIABILITY INSURANCE. During the term of this lease Tenant shall carry the following insurance at Tenant's cost with companies reasonably acceptable to Landlord: public liability and property damage insurance in a responsible company with limits of not less than $2,000,000 combined limit. Such insurance shall cover all risks arising directly or indirectly out of Tenant's activities on or any condition of the premises whether or not related to an occurrence caused or contributed to by Landlord's negligence, shall protect Tenant against the claims of Landlord on account of the obligations assumed by Tenant under paragraph 10.2, and shall protect Landlord and Tenant against claims of third persons. Certificates evidencing such insurance and bearing endorsements requiring thirty (30) days' written notice to Landlord prior to any change or cancellation shall be furnished to Landlord prior to Tenant's occupancy of the premises. Landlord shall be named as an additional insured on such policy or policies.

  10.4 HAZARDOUS SUBSTANCES. Tenant shall not generate, release, store, or deposit on the premises any environmentally hazardous or toxic substances, materials, wastes, pollutants, oils, or contaminants, as defined by any federal, state, or local law or regulation (collectively "Hazardous Substances"), except those used in the normal course of Tenant's business in commercially-reasonable amounts and in compliance with all applicable laws. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, damages, response costs and expenses of any nature whatsoever arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Substances on the premises by Tenant or any other person or entity other than

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

Landlord. Promptly upon written notice from Landlord or any governmental entity, Tenant shall remove from the premises (including without limitation the soil or water table thereof) all hazardous substances, and shall restore the premises to a clean, safe, good, and serviceable condition. Any such clean-up shall be in conformance with all applicable governmental rules and regulations.

  Notwithstanding the foregoing, Tenant shall have no liability for and Landlord shall indemnify and hold harmless Tenant from and against any and all claims, losses, damages, response costs and expenses of any nature whatsoever arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Substances on the premises prior to the date of this lease, unless caused by Tenant or its agents, employees or invitees.

SECTION 11:  QUIET ENJOYMENT; MORTGAGE PRIORITY

  11.1 LANDLORD'S WARRANTY. Landlord warrants that it is the contract vendee of the premises and has the right to lease the same. Provided that Tenant is not in default hereunder, Landlord will defend Tenant's right to quiet enjoyment of the premises from the lawful claims of all persons during the lease term and any renewals thereof.

  11.2 MORTGAGE PRIORITY. This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the premises. However, if any lender holding such an Encumbrance requires that this lease be subordinate to the encumbrance, then Tenant agrees that the lease shall be subordinate to the encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease, no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met Tenant shall execute the written agreement and any other documents reasonably required by the holder of the encumbrance to accomplish the purposes of this paragraph. If the premises are sold as a result of foreclosure of any encumbrance thereon, or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

  11.3 ESTOPPEL CERTIFICATE. Either party will within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent and the dates to which rent has been paid in advance.

LAND SALE CONTRACT            23

SECTION 12:  ASSIGNMENT AND SUBLEASE

  No part of the premises may be assigned, mortgaged, subleased, or otherwise transferred, nor may a right of use of any portion of the premises be conferred on any third person by any other means, whether voluntarily or by operation of law, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. No consent in one instance shall prevent the provision from applying to a subsequent issuance. Landlord's consent to any assignment of subletting by Tenant shall not relieve Tenant of any obligations to be performed by Tenant hereunder, whether occurring before or after such assignment of subletting, unless Landlord grants to Tenant a release in writing.

SECTION 13:  DEFAULT

  13.1 DEFAULT IN RENT. Failure of Tenant to pay any rent or other charge within ten (10) days after it is due.

  13.2 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the twenty (20) day period, this provision shall be complied with if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

  13.3 INSOLVENCY. Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within forty-five (45) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days.

  13.4 ABANDONMENT: Failure of Tenant for five (5) days or more to occupy the premises for the purposes permitted under this lease unless such failure is excused under other provisions of this lease.

SECTION 14:  REMEDIES ON DEFAULT

  14.1 TERMINATION. In the event of a default the lease may be terminated at the option of Landlord by notice in writing to Tenant. If the lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from

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

Tenant for the default. If the lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may reenter, take possession of the premises, and remove any persons or property under any rights or remedies provided by law.

  14.2 RELETTING. Following reentry or abandonment, Landlord may relet the premises and in that connection may make any suitable alterations or refurbish the premises, or both, or change the character or use of the premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the lease or which Landlord may reasonably consider injurious to the premises, or to any tenant which Landlord may reasonably consider objectionable. Landlord may relet all or part of the premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

  14.3 DAMAGES. In the event of termination on default Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

     (a) The loss of reasonable rental value from the date of default until a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

     (b) The reasonable costs of reentry and reletting including without limitation the cost of any clean up, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney fees, court costs, broker commissions, and advertising costs.

     (c) Any excess of the value of the rent and all of Tenant's other obligations under this lease over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of United States National Bank of Oregon.

  14.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to

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

the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.

  14.5 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION 15:  SURRENDER AT EXPIRATION

  15.1 CONDITION OF PREMISES. Upon expiration of the lease term or earlier termination on account of default, Tenant shall deliver all keys and surrender possession of the premises in good condition and broom clean. Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require.

  15.2 FIXTURES

     (a) All fixtures placed upon the premises during the term, other than Tenant's trade fixtures, shall, at Landlord's option, become the property of Landlord. If Landlord so elects, Tenant shall remove any or all fixtures which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the legal rate from the date of expenditure.

     (b) Prior to expiration or termination of the lease term Tenant shall remove all furnishings, furniture, and trade fixtures which remain its property. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within twenty (20) days after removal was required, Landlord may elect to hold
         Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure.

  15.3 HOLDOVER:

     (a) If Tenant does not vacate the premises at the time required, Landlord shall have the option to treat

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

         Tenant as a tenant from month to month, subject to all of the provisions of this lease except the provisions for term and renewal, and the provision for rent, which shall be equal to one hundred fifty percent (150%) of the last rental payable under the lease. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures which Tenant is required to remove under this lease shall constitute a failure to vacate to which this paragraph shall apply if the property not removed will substantially interfere with occupancy of the premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

     (b) If a month-to-month tenancy results from a holdover by Tenant under this paragraph 15.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than ten (10) days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

SECTION 16:  MISCELLANEOUS

  16.1 TIME OF ESSENCE. Time is of the essence of the performance of Tenant's obligations hereunder.

  16.2 NONWAIVER. Waiver by either party of strict performance of any provision of this lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

  16.3 ATTORNEYS' FEES. If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney fees at trial or on any appeal or review.

  16.4 NOTICES. Any notice required or permitted under this lease shall be given when actually delivered or 48 hours after deposited in United States mail as certified mail, return receipt requested, addressed to the address first given in this lease or to such other address as may be specified from time to time by either of the parties in writing.

  16.5 SUCCESSION. Subject to the above-stated limitations on transfer of Tenant's interest, this lease shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

LAND SALE CONTRACT            27

    16.6 LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this lease, Landlord shall have the option to do so after ten
(10) days' written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Landlord.

    16.7 RECORDATION. This lease shall not be recorded without the consent in writing of Landlord, which shall not be unreasonably withheld or delayed.

    16.8 ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the premises at any reasonable time and after reasonable notice to determine Tenant's compliance with this lease, and in addition shall have the right, at any time during the last six (6) months of the term of this lease or any renewal thereof, to place and maintain upon the premises notices for leasing of the premises.

    16.9 PRORATION OF RENT.   In the  event  of commencement  or termination of
this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

SECTION 17.    ARBITRATION

    Landlord may at any time, and Tenant may at any time when not in default in the payment of any amount due hereunder, request arbitration of any matter
in  dispute.   The  party  requesting arbitration shall do so by giving notice to that effect to the other party, specifying in such notice the nature of the dispute, and such dispute shall then be determined in the City of Portland, by a single arbitrator, in accordance with the rules then pertaining to the Arbitration Service of Portland, Inc. or the American Arbitration Association, whichever organization is selected by the party initiating arbitration, except to the extent provider otherwise under Oregon laws on arbitration and is otherwise provided herein. In the event the parties cannot agree upon an arbitrator, either party may petition the Presiding Judge of the Circuit Court
of Multnomah County, Oregon, to appoint the arbitrator.   Any such appointed
arbitrator shall be a qualified expert with respect to the subject in dispute as
determined by the Presiding Judge.   Each party shall submit its position to the
arbitrator and the arbitrator shall chose the position of one of the parties. The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the losing party. The prevailing party shall be entitled to recover from the losing party the expense of its attorneys and experts as well as a reasonable amount for its own personnel time incurred in connection with any arbitration.

LAND SALE CONTRACT                        28

    IN WITNESS WHEREOF, the parties have executed this lease, in duplicate, on the day and year first set forth above.

              Landlord:      HEALTHFIRST PROPERTIES, L.L.C.

                             By:    Russell A. Dow, M.D.
                                 ----------------------------------------

                             Its:   Manager
                                 ----------------------------------------

              Tenant:        HEALTHFIRST MEDICAL GROUP, P.C.

                             By:    Matthew M. Shelly, M.D.
                                 ----------------------------------------

                             Its:   President
                                  ----------------------------------------


LAND SALE CONTRACT                        29

                                      EXHIBIT A

                              [Insert Legal Description]



LAND SALE  CONTRACT                       30

                                      EXHIBIT B

                             [Insert Maximum Yearly Rent]



LAND SALE CONTRACT                        31


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                                      EXHIBIT E
                                 Senior Encumbrances

BROADWAY PROPERTY
-----------------
LINE OF CREDIT DEED OF TRUST
Grantor       :    METROPOLITAN CLINIC, P.C.
Trustee       :    U.S. BANK OF WASHINGTON, N.A.
Beneficiary   :    UNITED STATES NATIONAL BANK OF OREGON
Amount        :    $1,900,000.00
Dated         :    December 22, 1995
Recorded      :    December 29, 1995
Fee No.       :    95 162031

WESTSIDE PROPERTY
-----------------
LINE OF CREDIT MORTGAGE/DEED OF TRUST AND SECURITY AGREEMENT
Grantor       :    METROPOLITAN CLINIC, P.C.
Trustee       :    CHICAGO TITLE INSURANCE COMPANY OF OREGON
Beneficiary   :    HARDING FLETCHER COMPANY (Construction Loan)
                   UNITED OF OMAHA LIFE INSURANCE COMPANY (Permanent Loan)
Amount        :    $1,800,000.00
Dated         :    December 12, 1989
Recorded      :    December 13, 1989
Fee No.       :    89-60698

ASSIGNMENT OF LEASES AND RENTS
Assignor      :    METROPOLITAN CLINIC, P.C.
Assignee      :    HARDING FLETCHER COMPANY (Construction Loan)
                   UNITED OF OMAHA LIFE INSURANCE COMPANY (Permanent Loan)
Dated         :    December 12, 1989
Recorded      :    December 13, 1989
Fee No.       :    89-60699

FINANCING STATEMENT
Debtor        :    METROPOLITAN CLINIC, P.C.
Secured Party :    HARDING FLETCHER COMPANY
Recorded      :    December 13, 1989
Fee No.       :    89-60700
Assigned to   :    UNITED OF OMAHA LIFE INSURANCE COMPANY
Recorded      :    July 19, 1990
Fee No.       :    90-38273
Continued     :    December 9, 1994
Fee No.       :    94110263

TUALATIN PROPERTY
-----------------
LINE OF CREDIT DEED OF TRUST
Grantor       :    METROPOLITAN CLINIC, P.C.
Trustee       :    TICOR TITLE INSURANCE CO.
Beneficiary   :    UNITED STATES NATIONAL BANK OF OREGON
Amount        :    $3,750,000.00
Dated         :    June 15, 1995
Recorded      :    July 13, 1995
Fee No.       :    95 048472

LAND SALE CONTRACT                        32


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ASSIGNMENT OF RENTS
Assignor      :    METROPOLITAN CLINIC, P.C.
Assignee      :    UNITED STATES NATIONAL BANK OF OREGON
Dated         :    June 15, 1995
Recorded      :    July 13, 1995
Fee No.       :    95 048473


LAND SALE CONTRACT                        33

                                      EXHIBIT F
                              Permitted Title Exceptions

BROADWAY PROPERTY

GENERAL EXCEPTIONS:

  1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records, proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings whether or not shown by the records of such agency or by the public records.

   2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

   3. Easements, or claims of easement or encumbrances, not shown by the public records, reservations or exceptions in patents or in acts authorizing the issuance thereof, water rights, claims or title to water.

   4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose.

   5. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

SPECIFIC EXCEPTIONS:

6. PORTLAND city liens, if any.  None as of date hereof.

7. Conditions and restrictions established by City of PORTLAND,
   For                                 : Variance for sign
   Ordinance No.                       : VZ 19-66
   Recorded                            : February 21, 1966
   Book                                : 467            Page         : 248

8. Conditions and restrictions established by City of PORTLAND,
   For                                 : Parking lot and sign
   Ordinance No.                       : DA 26-65
   Recorded                            : March 4, 1966
   Book                                : 471            Page         : 154

9. Conditions and restrictions established by City of PORTLAND,
   For                                 : Design review
   Ordinance No.                       : DZ 9-71
   Recorded                            : August 16, 1971
   Book                                : 807            Page         : 890

LAND SALE CONTRACT                        34

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BROADWAY PROPERTY CONTINUED

10. Line of Credit Deed of Trust, including the terms and provisions thereof,

    Grantor                  : METROPOLITAN CLINIC, P.C.
    Trustee                  : U.S. BANK OF WASHINGTON, N.A.
    Beneficiary              : UNITED STATES NATIONAL BANK OF OREGON
    Amount:                  : $1,900,000.00
    Dated                    : December 22, 1995
    Recorded                 : December 29, 1995
    Fee No.:                 : 95 162031

11. Right, title and interest of METROPOLITAN CLINIC, P.C., as disclosed by Deed of Trust, set forth next above.

12. Agreement, including the terms and provisions thereof,
    For:                     : Lessee's equipment lease
    Between:                 : RAINIERBANK LEASING, INC.,
                               METROPOLITAN CLINIC, P.C.,
                               a corporation, and METROPOLITAN
                               CLINIC BUILDING COMPANY
    Recorded:                : August 7, 1980
    Book                     : 1460                     Page    : 1407

13. Right, title and interest of METROPOLITAN CLINIC BUILDING COMPANY, as disclosed by Agreement, set forth next above.


14. Conditions and restrictions established by City of PORTLAND,
    For                      : Design review
    Ordinance No.            : DZ 8-89
    Recorded                 : March 13, 1989
    Book                     : 2185                     Page    : 641

LAND SALE CONTRACT                        35

                              Permitted Title Exceptions

WESTSIDE PROPERTY

GENERAL EXCEPTIONS:

  1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records, proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings whether or not shown by the records of such agency or by the public records.

  2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

  3. Easements, or claims of easement or encumbrances, not shown by the public records, reservations or exceptions in patents or in acts authorizing the issuance thereof, water rights, claims or title to water.

  4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose.

  5. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

  SPECIFIC EXCEPTIONS:

  6. The herein described premises are within and subject to the statutory power of assessment of UNIFIED SEWERAGE AGENCY.

  7. BEAVERTON city liens, if any.  None as of date hereof.

  8. Limited access as set forth in deed from WILLIAM WESTOFF, to the State of Oregon, by and through its State Highway Commission, recorded August 1, 1942, in Book 210, Page 104, which provides that no right of easement or right of access to, from or across the State Highway, other than expressly provided for, shall attach to the abutting property.
     Affects                       : Lot 9

     Modified by instrument, including the terms and provisions thereof,
     Recorded                      : October 9, 1961
     Book                          : 451              Page   : 4

LAND SALE CONTRACT                        36

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WESTSIDE PROPERTY CONTINUED

  9. Limited access as set forth in deed from EDWARD G. MOSHOFSKY, to the State Of Oregon, by and through its State Highway Commission, recorded September 12, 1942, in Book 211, Page 141, which provides that no right of easement or right of access to, from or across the State Highway, other than expressly provided for, shall attach to the abutting property.
       Affects                       : Lot 10

  10.  Covenants, conditions and restrictions as shown on the plat.

  11. No vehicular access to N.W.Cornell Road from Lots 7, 8, 11 and 12 and adjoining 50 feet along N.W. 167th Place as shown on the recorded plat.

  12.  Easement as shown on Plat.
       For                           : Storm drain right of way:
       Location                      : The Northerly lot line 10 feet in width
                                       and the Easterly lot line 15 feet in
                                       width

  13.  Easement as shown on Plat.
       For                           : Utility
       Location                      : Front lot lines 6 feet in width

  14. Benefits, rights and duties including, but not limited to, use and maintenance of undivided common ownership of Tract "E", as shown on the recorded plat.

  15. Conditions, restrictions, easements and setback lines, including the terms and provisions thereof,
       Recorded                       : February 22, 1980
       Fee No.                        : 80006014
       Affects                        : A portion of Lot 10

       Restrictions herein, if any, based on race, color, religion, sex, handicap, familial status or national origin are deleted.

  16.  Conditions and restrictions, including the terms and provisions thereof,
       Recorded                       : August 17, 1984
       Fee No.                        : 84032772
       Affects                        : Lot 10

  17. Restrictive Covenants to Waive Remonstrance, including the terms and provisions thereof,
       For                            : Sidewalks
       Recorded                       : January 4, 1985
       Fee No.                        : 85000452

  18. Conditions, restrictions, easements and setback lines, including the terms and provisions thereof,
       Recorded                       : August 5, 1985
       Fee No.                        : 85029794

LAND SALE CONTRACT                        37

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WESTSIDE PROPERTY CONTINUED

       Amended by instrument, including the terms and provisions thereof,
       Recorded                         : September 20, 1989
       Fee No.                          : 89-44783

       Restrictions herein, if any, based on race, color, religion, sex, handicap, familial status or national origin are deleted.

  19. Restrictive Covenants to Waive Remonstrance, including the terms and provisions thereof,
       For                           : Storm drainage
       Recorded                      : October 17, 1985
       Fee No.                       : 85041550

  20.  Line of Credit Mortgage/Deed of Trust and Security Agreement,
       including the terms and  provisions thereof,
       Grantor                       : METROPOLITAN CLINIC, P.C., an Oregon
                                       professional corportion
       Trustee                       : CHICAGO TITLE INSURANCE COMPANY OF OREGON
       Beneficiary                   : HARDING FLETCHER COMPANY, an Oregon
                                       corporation (Construction Loan) and
                                       UNITED OF OMAHA LIFE INSURANCE
                                       COMPANY, a Nebraska corporation
                                       (Permanent Loan)
       Amount                        : $1,800,000.00
       Dated                         : December 12, 1989
       Recorded                      : December 13, 1989
       Fee No.                       : 89-60698

       The beneficial interest of Harding Fletcher Company was assigned to UNITED OF OMAHA LIFE INSURANCE COMPANY, a Nebraska corporation, by document recorded July 19, 1990, as Fee No. 90-38272.

  21. Assignment of Leases and Rents, including the terms and provisions thereof, given as additional security for the Deed of Trust set forth as Exception No. 20 above,
       Assignor                      : METROPOLITAN CLINIC, P.C., an Oregon
                                       professional corporation
       Assignee                      : HARDING FLETCHER COMPANY, an Oregon
                                       corporation, and its successors and
                                       assigns, and UNITED OF OHAMA LIFE
                                       INSURANCE COMPANY, a Nebraska
                                       corporation
       Dated                         : December 12, 1989
       Recorded                      : December 13, 1989
       Fee No.                       : 89-60699

  22.  Financing Statement, including the terms and provisions thereof,
       Debtor                        : METROPOLITAN CLINIC, P.C.
       Secured Party                 : HARDING FLETCHER COMPANY
       Recorded                      : December 13, 1989
       Fee No.                       : 89-60700

LAND SALE CONTRACT                        38

WESTSIDE PROPERTY CONTINUED

       The above Financing Statement was assigned to UNITED OF OMAHA LIFE INSURANCE COMPANY by instrument
       Recorded                      : July 19, 1990
       Fee No.                       : 90-38273

       A notice of continuation of said Financing Statement was
       Recorded                      : December 9, 1994
       Fee No.                       : 94110263

LAND SALE CONTRACT                        39

                              Permitted Title Exceptions

                                  TUALATIN PROPERTY
GENERAL EXCEPTIONS:

  1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public record, proceedings by a public agency which may result in taxes or assessments, or notices of much proceedings whether or not shown by the records of much agency or by the public records.

  2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

  3. Easements, or claims of easement or encumbrances, not shown by the public records, reservations or exceptions in patents or in acts authorizing the issuance thereof, water rights, claims or title to water.

  4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose.

  5. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

SPECIFIC EXCEPTIONS:

  6. The herein described premises are within and subject to the statutory power of assessment of UNIFIED SEWERAGE AGENCY.

  7.   TUALATIN city liens, if any. None as of date hereof.

  8.   Easement, including  the terms, rights and provisions thereof,
       For                           : Right of way and incidents thereto
       Granted to                    : PACIFIC TELEPHONE AND TELEGRAPH COMPANY
       Recorded                      : January 31, 1913
       Book                          : "D"                     Page        : 100

  9.   Line of Credit Deed of Trust, including the terms and provisions thereof,
       Grantor                       : METROPOLITAN CLINIC, P.C., an Oregon
                                       corporation
       Trustee                       : TICOR TITLE INSURANCE CO
       Beneficiary                   : UNITED STATES NATIONAL BANK OF OREGON
       Amount                        : $3,750,000.00
       Dated                         : June 15, 1995
       Recorded                      : July 13, 1995
       Fee No.                       : 95048472

LAND SALE CONTRACT                        40

TUALATIN PROPERTY CONTINUED

  10. Assignment of Rents including the terms and provisions thereof, given as additional security for the Deed of Trust, set forth as Exception No.
       9 above,

       Assignor                      : METROPOLITAN CLINIC, P.C., a
                                       corporation
       Assignee                      : UNITED STATES NATIONAL BANK OF OREGON
       Dated                         : June 15, 1995
       Recorded                      : July 13, 1995
       Fee No.                       : 95048473

  11.  Street Improvement Agreement, including the terms and provisions thereof,
       Between                       : CITY OF TUALATIN, a municipal
                                       corporation of Washington, and
                                       CLACKAMAS COUNTIES, OREGON and
                                       METROPOLITAN CLINIC P.C., a corporation
       Recorded                      : July 13, 1995
       Fee No.                       : 95048359

  12.  Easement, including the terms, rights and provisions thereof,
       For                           : Permanent slope easement
       Granted to                    : CITY OF TUALATIN, a political
                                       subivision of the State of Oregon
       Recorded                      : October 19, 1995
       Fee No.                       : 95076175
       Affects                       : The East line of Parcel III

LAND SALE CONRACT                         41